Exhibit 10.49

FIRST OMNIBUS AMENDMENT

(Kenosia Funding, LLC)

This First Omnibus Amendment (this “Amendment”) is entered into this 14th day of March 2008 for the purpose of amending the terms of the Secured Variable Funding Notes, Series 2002-1 (the “Series 2002-1 Notes”) and for the purpose of amending certain documents related to the Series 2002-1 Notes as described below.

WHEREAS, this Amendment is among (i) Cartus Corporation, a Delaware corporation (“Cartus”), (ii) Cartus Relocation Corporation, a Delaware corporation (“CRC”), (iii) Kenosia Funding, LLC, a limited liability company organized under the laws of the State of Delaware (the “Issuer”), (iv) The Bank of New York, a New York state banking corporation, as trustee (“Trustee”) under the Indenture described below and at the direction of Calyon New York Branch (“Calyon”) as “Administrative Agent” and as “Managing Agent” on behalf of Atlantic Asset Securitization LLC (“Atlantic”) the sole holder of the Series 2002-1 Notes, (v) Atlantic, as the purchaser, (vi) Calyon, as a committed purchaser of the Series 2002-1 Notes and (vii) Realogy Corporation (“Realogy”) as performance guarantor (the “Performance Guarantor”);

WHEREAS, Cartus has determined that it wishes to exit the business of providing at risk home sale relocation services to government agencies, the receivables and other assets arising under which are sold from time to time to the Issuer; and

WHEREAS, this decision, if implemented, would be likely to cause an Amortization Event to occur under the Indenture described below; and

WHEREAS, Cartus and the Issuer have therefore requested that Calyon, as Administrative Agent and as Managing Agent for Atlantic, consent to amendments of the Indenture in order to revise the conditions which would constitute an Amortization Event and provide continued funding to the Issuer as it winds down its business; and

WHEREAS, Calyon and Atlantic are willing to grant such request, subject to the terms and conditions set forth herein;

WHEREAS, in light of the foregoing, the parties have determined that certain terms of the following documents need to be modified or waived:

a.	Amended and Restated CRC Purchase Agreement dated as of June, 27, 2007 (the “Purchase Agreement”) by and between Cartus, as Originator and CRC, as Buyer;

b.	Amended and Restated Receivables Purchase Agreement dated as of June, 27, 2007 (the “Receivables Purchase Agreement”) by and between CRC, as originator and seller and the Issuer, as buyer;

c.	Amended and Restated Fee Receivables Purchase Agreement dated as of June, 27, 2007 (the “Fee Receivables Purchase Agreement”) by and between Cartus, as originator and the Issuer;

d.	Amended and Restated Indenture dated as of June, 27, 2007 (the “Indenture”) by and between the Issuer and the Trustee;

e.	Amended and Restated Servicing Agreement dated as of June 27, 2007 (the “Servicing Agreement”) among the Issuer, Cartus, CRC, and the Trustee; and

f.	Amended and Restated Note Purchase Agreement dated as of April 10, 2007 (the “Note Purchase Agreement” by and among Cartus, CRC, the Issuer, Atlantic as the sole Conduit Purchaser, Calyon as the sole Committed Purchaser, sole Managing Agent and as Administrative Agent and Lead Arranger; and

g.	that certain Fee Letter dated as of April 10, 2007 (the “Fee Letter”) between the Issuer and Calyon, as Administrative Agent, Lead Arranger, Committed Purchaser and Managing Agent.

(the foregoing agreements referenced in items a through g above, collectively, the “Affected Documents”).

WHEREAS, terms used in this Amendment and not defined herein shall have the meanings assigned to such terms in the Indenture, or, if not defined therein, in the applicable Affected Document to which such term refers.

NOW, THEREFORE, the parties hereto hereby recognize and agree:

1.     Amendments to the Indenture. Effective as of the effective date of this Amendment, the Indenture is hereby amended as follows:

1.1	Section 1.01 of the Indenture is hereby modified to add in appropriate alphabetical order the following new definitions:

“Corporate Homes” shall mean a Home acquired under a Contract with a Corporate Obligor.

“Corporate Loss-to-Acquisition Value Ratio” shall mean, for any calendar month, the quotient, expressed as a percentage, of (a) for all related Corporate Homes sold during such calendar month, the aggregate of the amounts, if any, by which the purchase price of each such Corporate Home paid by the applicable Originator, exceeded the sale price for such Corporate Home received by the Servicer (the amount of any such excess with respect to a Corporate Home for purposes of this definition being a “Corporate Loss”) divided by (b) the aggregate purchase prices paid for such Corporate Homes. The Corporate Loss-

to-Acquisition Value Ratio for any calendar month shall be based on the net Corporate Losses for such calendar month, which is calculated to include any gains on the sale of such Corporate Homes during such calendar month.

“Corporate Weighted Average Inventory Hold Period” shall mean, for any Monthly Period, the average number of days the Corporate Homes have been owned by CRC as of the close of business on the last day of such Monthly Period, weighted by the aggregate purchase prices paid by CRC for such Homes.

“Minimum Enhancement Percentage” shall mean 50%, provided, that:

(a) if (i) the Three Month Weighted Average Inventory Hold Period is 180 days or greater but is less than 225 days or (ii) if the Six Month Weighted Average Inventory Hold Period is 150 days or greater but less than 195 days or (iii) the Three Month Average Loss to Acquisition Ratio is greater than or equal to 20% but less than 25%, then in each such case so long as any of such conditions described in clause (i), (ii) or (iii), whichever is applicable, shall be continuing, then the Minimum Enhancement Percentage shall equal 55%; and

(b) if (i) the Three Month Weighted Average Inventory Hold Period is 225 days or greater or (ii) if the Six Month Weighted Average Inventory Hold Period is 195 days or greater or (iii) the Three Month Average Loss to Acquisition Ratio is greater than or equal to 25%, then in each such case so long as any of such conditions described in clause (i), (ii) or (iii), whichever is applicable, shall be continuing, then the Minimum Enhancement Percentage shall equal 65%.

“Two Month Average Corporate Loss-to-Acquisition Value Ratio” shall mean, for any calendar month, the average of the Corporate Loss-to-Acquisition Value Ratios for each of the two months preceding the prior calendar month.

“Two Month Corporate Weighted Average Inventory Hold Period” for any calendar month will equal the average of the Corporate Weighted Average Inventory Hold Periods for each of the two months preceding the prior calendar month.

1.2	Section 1.01 of the Indenture is hereby modified to delete from the definition of “Required Enhancement Amount” contained therein the phrase “15% of the Net Receivables Balance” and to substitute therefor the phrase “the Minimum Enhancement Percentage times the Net Receivables Balance”.

1.3	Section 1.01 of the Indenture is hereby modified to delete the definition of “Stated Amount” contained therein in its entirety and to substitute the following therefor:

“Stated Amount” shall mean, as of any period set forth below, the applicable amount set forth below:

(i)          From the date hereof until (but not including) the Distribution Date in July, 2008, $175,000,000;

(ii)         Commencing on the Distribution Date in July 2008 until (but not including) the Distribution Date in December 2008, $100,000,000;

(iii)        Commencing on the Distribution Date in December 2008 until (but not including) the Distribution Date in March, 2009, $70,000,000;

(iv)        Commencing on the Distribution Date in March 2009 until (but not including) the Distribution Date in June 2009, $20,000,000; and

(v)         As of the Distribution Date in June 2009 and thereafter, $0.

1.4	Section 10.01 of the Indenture is hereby amended to delete clause (l) thereof in its entirety and to substitute the following therefor:

“(l)        The Three Month Average Loss-to-Acquisition Value Ratio shall exceed 30%;”

1.5	Section 10.01 of the Indenture is hereby amended to delete the text of clause (m) thereof in its entirety and to substitute therefor the phrase “Reserved”.

1.6	Section 10.01 of the Indenture is hereby amended to delete clause (n) thereof in its entirety and to substitute the following therefor:

“(n)        Either (i) The Three Month Weighted Average Inventory Hold Period exceeds 275 days or (ii) the Six Month Weighted Average Inventory Hold Period exceeds 245 days;”

1.7	Section 10.01 of the Indenture is hereby amended to add an “or” at the conclusion of clause (q) thereof and to add immediately thereafter the following additional Amortization Events (r) and (s):

“(r)        Either (i) the Two Month Average Corporate Loss-to-Acquisition Value Ratio shall exceed 15% with respect to any two-month period during which the aggregate purchase prices paid for Corporate Homes sold during such two-month period was equal to or greater than $4,000,000 or (ii) the Two Month Average Corporate Loss-to-Acquisition Ratio shall exceed 20% for any two-month period during which the aggregate purchase prices paid for Corporate Homes sold during such two-month period was less than $4,000,000; or

(s)        The Two Month Corporate Weighted Average Inventory Hold Period for any calendar month (excluding from such calculation any month during which the aggregate purchase prices paid for Corporate Homes sold during such month was less than $2,000,000) exceeds 120 days,”

1.8	Section 10.01 of the Indenture is hereby further amended to delete the reference in the last paragraph thereof to “(h) through (q)” and to substitute therefor “(h) through (s)”.

2.     Amendments to the Note Purchase Agreement. Effective as of the effective date of this Amendment, the Note Purchase Agreement is hereby amended as follows:

2.1	The definition of “Commitment Termination Date” in Section 1.1 is hereby modified to delete therefrom the date “April 10, 2012” and to substitute therefor the date “June 30, 2009”.

2.2	Section 2.05 of the Note Purchase Agreement is hereby amended to add at the conclusion of clause (a) thereof the following: “In addition to the foregoing, the Stated Amount shall be reduced automatically as follows, without the need for any further notices or consents from any party hereto or to the Indenture: (i) on the Distribution Date in July 2008, the Stated Amount shall reduce to $100,000,000; (ii) on the Distribution Date in December, 2008, the Stated Amount shall reduce to $70,000,000; (iii) on the Distribution Date in March, 2009, the Stated Amount shall reduce to $20,000,000 and (iv) on the Distribution Date in June, 2009 the Stated Amount shall reduce to zero. Concurrently with each such reduction, each Purchaser Group Limit hereunder shall automatically be reduced ratably in accordance with the respective Purchaser Group’s Pro Rata Share of such reduction to the Stated Amount and (iii) each Committed Purchaser’s Commitment shall automatically be reduced ratably within its respective Purchaser Group in accordance with such Committed Purchaser’s Committed Percentage.”

2.3	Section 5.01(f) of the Note Purchase Agreement is hereby amended to delete the period at the conclusion of clause (iv) thereof, to substitute therefor a semi-colon followed by the word “and (“; and”), and to add immediately thereafter the following new clause (v):

“(v)        promptly but in no event less than three (3) Business Days after delivery thereof to the applicable “Employer”, copies of any notices of termination sent with respect to any “Relocation Management Agreement” (as such terms are defined in the CRC Purchase Agreement or the Fee Receivables Purchase Agreement, as applicable) the aggregate Unpaid Balances of Receivables under which exceed $5,000,000 or which

Relocation Management Agreement is otherwise deemed material by the Servicer, together with a statement of the Unpaid Balances of the Receivables outstanding under such Relocation Management Agreement.”

4.     Amendments to the Fee Letter. Effective as of the effective date of this Amendment, the Fee Letter is hereby amended to delete the phrase “1.0% per annum” from paragraph 1(a) thereof (concerning the calculation of the “Program Fee”) and to substitute therefor “1.50% per annum”.

5.     Acknowledgments under the Other Affected Documents. Effective as of the effective date of this Amendment, the parties hereto acknowledge and agree as follows:

5.1	The parties hereto acknowledge and agree that, for purposes of determining whether a Contract is an “Eligible Contract” under any of the Transaction Documents, a Contract shall be deemed to be “in full force and effect” notwithstanding that a notice of termination has been given to the applicable Obligor to stop future purchases of Homes thereunder so long as the obligations of the Obligor under such Contract with respect to outstanding transactions remain in full force and effect.

5.2	The parties hereto agree that, subject to the compliance by the Transaction Parties with all other terms and provisions of the Affected Documents as modified hereby, the decision of Cartus to exit the business of providing at risk home sale relocation services to government agencies and to terminate the Contracts with such Obligors shall not be deemed to violate Section 7.3(b) of the CRC Purchase Agreement, Section 7.3(b) of the Fee Receivables Purchase Agreement or Section 3.06(b) of the Servicing Agreement, insofar as such sections restrict Cartus from making any material changes in its Credit and Collection Policy or in the character of its employee relocation business if such changes would be reasonably likely to have a material adverse affect on the assets being sold or serviced under any such Transaction Documents.

6.     Conditions Precedent; Effectiveness. This Amendment shall become effective as of the date first written above upon (A) receipt by the Trustee and Calyon of execution copies of this Amendment and (B) confirmation to the Trustee from Calyon that Calyon has received payment of all up-front fees owed to it under that certain Fee Letter of even date herewith between Calyon and the Issuer. This Amendment, and the revised calculations of the Required Enhancement Amount set forth herein, shall be effective for purposes of the required payments to be made on the Distribution Date in March 2008.

7.     GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, INCLUDING §5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT OTHERWISE WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

8.       Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

9.       References to and Effect on Affected Documents. Upon the effectiveness of this Amendment: (i) all references in any Affected Document to “this Agreement”, “hereof”, “herein” or words of similar effect referring to such Affected Document shall be deemed to be references to such Affected Document as amended by this Amendment; (ii) each reference in any of the Affected Documents to any other Affected Document and each reference in any of the other Transaction Documents to any of the Affected Documents shall each mean and be a reference to such Affected Document as amended by this Amendment; and (iii) each reference in any Transaction Document to any of the terms or provisions of an Affected Document which are redefined or otherwise modified hereby shall mean and be a reference to such terms or provisions as redefined or otherwise modified by this Amendment.

10.     No Waiver; Reaffirmation of Realogy Guaranty. This Amendment shall not be deemed, either expressly or impliedly, to waive, amend or supplement any provision of the Affected Documents other than as set forth herein, each of which Affected Document, as modified hereby, remains in full force and effect and is hereby reaffirmed, ratified and confirmed. In addition to the foregoing, the Performance Guarantor hereby acknowledges the terms of the foregoing amendments to the Affected Documents and hereby reaffirms the terms and conditions of the Performance Guaranty dated as of April 10, 2007 executed by it in favor of CRC and the Issuer and acknowledges and agrees that such Performance Guaranty remains in full force and effect and is hereby reaffirmed, ratified and confirmed.

11.     Confirmation of Sole Holder. The Issuer hereby confirms to the other parties hereto that the Issuer has not issued any Notes under the Indenture other than the Series 2002-1 Notes, and that Calyon as Managing Agent on behalf of Atlantic is the registered holder of 100% of the Series 2002-1 Notes issued under the Indenture. By its signature hereto each of Calyon and Atlantic hereby represent that (i) Atlantic is the sole beneficial owner of the Series 2002-1 Notes; (ii) each of Atlantic and Calyon is duly authorized to consent to this Amendment and to direct the Trustee as set forth herein; and (iii) its authorization has not been granted or assigned to any other person or entity. Accordingly, each of the Issuer, Calyon and Atlantic hereby consents to this Amendment and the amendments to the Affected Documents contemplated hereby, each hereby directs the Trustee to consent to and accept this Amendment and each hereby waives any conditions precedent or other requirements set forth in the Indenture to the Trustee’s acceptance of this Amendment.

12.     Concerning the Indenture Trustee. The Bank of New York assumes no responsibility for the correctness of the recitals contained herein and shall not be responsible or accountable in any way whatsoever for or with respect to the validity, execution or sufficiency of this Amendment and makes no representation with respect thereto. In entering into this Amendment, The Bank of New York shall be entitled to the benefit of every provision of the Indenture relating to the conduct of or affecting the liability of or affording protection to the Trustee.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.

CARTUS CORPORATION

By:	/s/ Eric J. Barnes
Name: Eric J. Barnes Title: Senior Vice President and Chief Financial Officer

CARTUS RELOCATION CORPORATION

By:	/s/ Eric J. Barnes
Name: Eric J. Barnes Title: Senior Vice President and Chief Financial Officer

KENOSIA FUNDING, LLC

By:	/s/ Eric J. Barnes
Name: Eric J. Barnes Title: Senior Vice President and Chief Financial Officer

REALOGY CORPORATION (solely for purposes of the last sentence of paragraph 10)

By:	/s/ Anthony E. Hull
Name: Anthony E. Hull Title: Executive Vice President, Chief Financial Officer and Treasurer

[Signature Page to First Omnibus Amendment for Kenosia Funding, LLC]

THE BANK OF NEW YORK, not in its individual capacity but solely as Trustee

By:	/s/ Catherine M. Hughes
Name: Catherine M. Hughes Title: Assistant Vice President

ATLANTIC ASSET SECURITIZATION LLC as a Conduit Purchaser

By:	/s/ Richard McBride
Name: Richard McBride Title: Director

By:	/s/ Barbara Kello
Name: Barbara Kello Title: Managing Director

CALYON NEW YORK BRANCH, as Administrative Agent, as a Managing Agent and as a Committed Purchaser

By:	/s/ Richard McBride
Name: Richard McBride Title: Director

By:	/s/ Barbara Kello
Name: Barbara Kello Title: Managing Director

[Signature Page to First Omnibus Amendment for Kenosia Funding, LLC]